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                                                                  Exhibit 14(a)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Additional Information-Independent Auditors" and "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 under the Securities Act of 1933 (File No. 333-61277) and under the Investment Company Act of 1940 (File No. 811-8327) of Merrill Lynch Global Growth Fund, Inc. and to the incorporation by reference therein of our report dated September 8, 1997, with respect to the statement of assets and liabilities of Merrill Lynch Global Growth Fund, Inc. as of September 5, 1997.



                                                        /s/ Ernst & Young LLP

Princeton, New Jersey

September 18, 1998